EXHIBIT 10.3




                              Employment Agreement


     EMPLOYMENT AGREEMENT ("Agreement") made as of March, 2005 ("Effective Date"), between Judith Kornik an individual residing at 19901 NE 22nd Ct., Miami, FL 33180 (hereinafter referred to as the "Employee") and Aventura Electrolysis and Skin Care Center, Inc, a Florida corporation with offices at 925C Old Federal Hwy., Hallandale, FL 33009 (hereinafter referred to as the "Employer"). Employer and Employee being sometimes hereinafter collectively referred to as the "Parties" or generically as a "Party").

     WHEREAS, the Employer desires to employ the Employee, and the Employee desires to serve as an employee of the Employer on the terms and conditions hereinafter set forth. NOW THEREFORE, in consideration of the mutual covenants and promises of the parties hereto, the Employer and the Employee agree as follows:

     1. Employment: The Employer hereby agrees to employ the Employee as Manager of Laser Skin Care to perform service-related functions of the Employer, and the Employee hereby agrees to perform such services for the Employer on the terms and conditions hereinafter stated.

     2. Term of Employment: The term of this Agreement shall begin on the Effective Date and shall continue in full force and effect for fifteen (15) months from the date of execution of this Agreement, ("Term"); provided, however, that this Agreement shall be automatically renewed on a year-to-year basis thereafter ("Renewal Term") unless terminated by either party on at least 30 days written notice prior to the expiration of the Term or Renewal Term, unless sooner terminated as provided herein.

     3. Compensation and Benefits:

          (a) During the Term of this Agreement, for all services rendered by Employee under this Agreement, the Employer shall pay the Employee compensation equal to 60% of the Employer's gross receipts for the services Employee personally renders, whether to an existing or new client ("Compensation"), payable in accordance with any then current Employer payroll procedures, subject to all applicable withholdings and deductions but not less then twice a month.

          (b) During the Term of this Agreement, for all products Employee personally sells, Employer shall pay the Employee compensation equal to 10% of Employer's gross revenue from these products.




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          (c) During the Term of this Agreement, Employer shall pay the Employee compensation equal to 5% of Employer's gross revenue from clients directly referred by the employee receiving medical cosmetic procedures until such time that Employer employs a Physician to perform medical cosmetic procedures at which time the parties agree to review and increase commission to Employee based upon the increased profitability to Employer for medical services. All commissions in this provision are payable in accordance with any then current Employer payroll procedures, subject to all applicable withholdings and deductions but not less then twice a month

          (d) In the event that Employee is asked, in writing by Employer, to directly oversee other electrologists and/or laser and/or personnel providing laser hair removal and electrolysis treatments, then Employer shall pay the Employee compensation equal to 10% of gross receipts from said treatments. Employer agrees that all customers and clients requesting the services of Employee shall be directed to Employee. Further, Employer agrees use its best efforts to give priority to Employee to provide new customers and clients and regarding scheduling of clients for electrolysis and laser hair removal.

          (e) Employee is eligible to receive 25,000 shares of Common Stock of the Employer's parent, Medical Makeover Corporation of America ("MMAM"), if the Employee meets the annual revenue target for services she directly delivers under this Agreement. The target for the first 12 months of this agreement is $150,000 of revenue collected for services delivered by the employee. As 25,000 shares is payable for achieving 100% of target, the payout of shares will be adjusted up or down proportionately based on the variance from the $150,000 target. The target for the subsequent three (3) months under the term of this Agreement shall be $37,500.00 dollars and the shares of Common Stock of MMAM due Employee shall be prorated and adjusted for said three (3) month period as provided above.

          (f) Employee has previously made arrangements for vacation from June 22 through June 29, 2005 and the Parties agree that she be entitled to schedule and take this specific vacation time.

     4. Compliance/Expenses

          (a) The Employee is authorized to incur on behalf of the Employer only such reasonable and necessary expenses in connection with the business of the Employer as are in conformity with the Employer's published guidelines. The Employer shall reimburse Employee for all such necessary and reasonable expenses incurred in connection with the business of the Employer upon the presentation by the Employee, from time to time, of an itemized account of such expenditures, which account shall be in form and substance in conformity with the rules and regulations of the Internal Revenue Service. Any single expenditure in excess of One Hundred Dollars ($100.00) shall require the prior approval of the Chief Executive Officer or Chief Financial Officer of the Employer.




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          (b) The parties hereto  specifically  acknowledge and agree they shall each act in good faith and diligently in order to comply with all statutes,
     laws,  ordinances,   procedures,  and  licensing  requirements,  rules  and
     regulations applicable to the operation and providing of services in connection with electrolysis and laser hair removal at the sole cost and expense of Employer.

          (c) The Parties recognize that Employee shall be required to attend various seminars during the course of her employment for purposes of obtaining continuing education units or credits necessary for Employee's licensing. Employer shall pay the reasonable and necessary costs and expenses associated with such seminars, which must be pre-approved by Employer in writing.

     5. Duties and Extent of Services: The Employee shall exert her best efforts and shall devote her full time and attention to the affairs of the Employer. During the Term of this Agreement the Employee shall not, directly or indirectly, alone or as a member of a partnership (in the capacity of a general partner) or limited liability company (in the capacity of a manager), or as an officer, director, significant shareholder (i.e., owning or holding beneficially or of record five percent (5%) or more of the voting shares of an entity), or employee of any other corporation or entity, be engaged in or concerned with any other duties or pursuits whatsoever requiring her personal services without the prior written consent of the Employer.

          (a) Location or Non-Operation of Business. In connection with this Agreement, Employer shall provide a facility in Aventura, Florida or within a five (5) mile radius of the City of Aventura , in compliance with applicable law for the providing of electrolysis and laser hair removal procedures by Employee. Such location shall be reasonably accessible, decorated and furnished with equipment reasonably necessary for such operation. In the event Employer ceases operations in Aventura, Florida for any reason whatsoever, Employee shall have the right, but not the obligation, to repurchase all assets owned by Aventura Laser for an amount equal to the depreciated value of such assets.

     6.  Termination:   Unless  renewed  as  provided  herein,   the  Employee's
employment hereunder shall terminate at the end of the fifteen (15) month term of this Agreement or sooner upon the occurrence of any of the following events:

          (a) The Employee's death; all earned compensation and shares due will be deposited in the Employee's appropriate personal account,

          (b) The termination of the Employee's employment hereunder by the Employer, at its option, to be exercised by written notice from the Employer to the Employee, upon the Employee's incapacity or inability to perform her services as contemplated herein for a period of at least 30



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     consecutive days or an aggregate of 45 consecutive or non-consecutive  days during any twelve-month period during the Term hereof due to the fact that her physical or mental health shall have become impaired so as to make it
     impossible   or   impractical   for  her  to   perform   the   duties   and
     responsibilities contemplated for her hereunder; or

          (c) The termination of the Employee's employment hereunder by the Employer, at its sole option, for "Cause." For purposes of this Agreement, the Employer shall have "Cause" to terminate the Employee upon the Executive's (i) conviction of a felony or finding by a Court of competent jurisdiction, or as a result of arbitration in accordance with the terms of this Agreement, of willful gross misconduct that, in either case, results in material and demonstrable damage to the business or reputation of the Company; (ii) intentional, willful and continued failure to materially perform her duties hereunder within five (5) days after the Employer delivers to her a written demand for performance that specifically identifies the actions to be performed provided such performance is in compliance with Employee's duties hereunder; (iii) intentionally and willfully committing or participating in an injurious act of fraud, gross neglect or embezzlement that, results in material and demonstrable damage to the business or reputation of the Company; or (iv) intentional and willful misappropriation or unauthorized use of Employer's assets, funds or resources.

          (d) Cessation of the Employer's business, at which time all monies due Emloyee pursuant to this Employement Agreement, Stock Exchange Agreement, and equipment lease agreement will be due and paid to Employee at such time.

     7. Restrictions On The Employee: During the term of Employee's employment, or only if Employer terminates the Employee pursuant to Paragraph 6c regarding cause then for a period of six (6) months after termination for cause, the Employee shall not directly or indirectly solicit, induce or attempt to solicit or induce any of the employees of the Employer to leave the employ or the services of Employer.

          (a) Non-Disparagement. Employee and parent covenants and agrees that they shall not engage in any pattern of conduct that involves the making or publishing of written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumors, allegations, negative reports or comments) which are disparaging, deleterious or damaging to the integrity, reputation or good will of the other.

          (b) Return of Money. If the Employer terminates the Employee pursuant to Section 6(c) for "cause" the Employee is not required to return payments against the $125,000 obligation set forth in the Share Exchange Agreement and no further payments are required by the Employer. If Employee quits, the Employee shall be required to return the cash actually received toward



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     payments  of  $125,000.00  as set  forth in the  Share  Exchange  Agreement executed on this same date within five (5) days written notice from Employer and no further payments are required by the Employer.

          (c) Covenant Not To Compete:

               (i) If this Agreement is terminated pursuant to Section 6(c), the Employee covenants and undertakes that, during the Employee's employment with the Employer and for a one (1) year period from the effective date of the termination of her employment for cause pursuant to Section 6c, the Employee will not, directly or indirectly, carry on, or be engaged, concerned, or take part in, or render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of any person, firm, corporation, or other business organization (other than the Employer) engaged in a business in Miami-Dade and Broward Counties, Florida which is in competition with the Employer (a "Similar Business") within ten (10) miles of any existing business operation of Employer.

     8 Proprietary Information:

          (a) For purposes of this Agreement, "proprietary information" shall mean any proprietary information relating to the business of the Employer or its Parent or any entity in which the Employer or its Parent has a controlling interest that has not previously been publicly released by duly authorized representatives of the Employer and/or is not generally available to the public, and/or which was specifically learned by Employee solely through the employment with Employer shall include (but shall not be limited to) information encompassed in all proposals, marketing and sales plans, financial information, costs, pricing information, computer programs (including without limitation source code, object code, algorithms and models), customer information, customer lists, and all methods, concepts, know-how or ideas in or reasonably related to the business of Employer or any entity in which the Employer has a controlling interest except as to methods, concepts, know-how, or ideas reasonably related to electrolysis or laser hair removal. The Employee agrees to regard and preserve as confidential all proprietary information, whether she has such information in her memory or in writing or other tangible or intangible form. The Employee will not, without written authority from the Employer to do so, directly or indirectly, use for her benefit or purposes, nor disclose to others, either during the term of her employment hereunder or thereafter, any proprietary information except as required by the conditions of her employment hereunder or pursuant to court order (in which case Employee shall give the Employer prompt written notice so that the Employer may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. The Employee agrees not to remove from the premises of the Employer or any subsidiary or affiliate of the Employer, except as an employee of the Employer in pursuit of the business of the Employer or any of its subsidiaries, affiliates or any entity in which the Employer has a controlling interest, or except as specifically



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     permitted in writing by the Employer,  any document or object containing or reflecting any proprietary information. The Employee recognizes that all such documents and objects, whether developed by him or by someone else, are the exclusive property of the Employer. Proprietary information shall not include information which is presently in the public domain or which comes into the public domain through no fault of the Employee or which is disclosed to the Employee by a third party lawfully in possession of such information with a right to disclose same or information regarding customers or clients serviced by Employee.

          (b) All proprietary information and all of the Employee's interest in trade secrets unrelated to electrolysis or laser hair removal, trademarks, computer programs, customer information, customer lists except as customer information and customer lists for customers or clients serviced by Employee, employee lists, products, procedure, copyrights, patents and developments hereafter to the end of the period of employment hereunder developed by the Employee as a result of, or in connection with, her employment hereunder, shall belong to the Employer; and without further compensation, but at the Employer's expense, forthwith upon request of the Employer, Employee shall execute any and all such assignments and other documents and take any and all such other action as Employer may reasonably request in order to vest in Employer all the Employee's right, title and interest in and to all of the aforesaid items, free and clear of liens, charges and encumbrances. It is understood that HIPPA and other compliance obligations may make it necessary for the Employee to retain certain client records relative to treatments, etc. Upon expiration or termination of this Agreement, Employee shall be entitled to customer lists and customer information.

          (c) The Employee expressly agrees that the covenants set forth herein are being given to Employer in connection with the employment of the Employee by Employer and that such covenants are intended to protect Employer against the competition by the Employee, within the terms stated, to the fullest extent deemed reasonable and permitted in law and equity. In the event that the foregoing limitations upon the conduct of the Employee are beyond those permitted by law, such limitations, both as to time and geographical area, shall be, and be deemed to be, reduced in scope and effect to the maximum extent permitted by law.

     9. Injunctive Relief: The Parties acknowledges that the injury to either Party resulting from a violation of the covenants contained in this Agreement may be of such a character that it cannot be adequately compensated by money damages, and, accordingly, any of the Parties may, in addition to pursuing its other remedies, obtain an injunction from any court having jurisdiction of the matter restraining any such violation.

     10. Representation of Employee: The Employee represents and warrants that neither the execution and delivery of this Agreement nor the performance of her duties hereunder violates the provisions of any other agreement to which she is a party or by which she is bound.



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     11.  Parties;  Non-Assignability:   Any  assignment  by  Employer  of  this
Agreement shall be subject to the provisions of this Agreement. This Agreement and all rights hereunder are personal to the Employee and shall not be assignable by her and any purported assignment shall be null and void and shall not be binding on the Employer.

     12. Entire Agreement: This Employment Agreement, Share Exchange Agreement and Lease Agreement contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previous representations, negotiations, commitments, and writing with respect thereto.

     13. Amendment or Alteration: No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by all of the parties hereto.

     14. Choice of Law: This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing Party shall be entitled to a reasonable attorney's fee, costs and expenses.

     15. Arbitration: Except for a claim for Injunctive Relief, any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the Parties are unable to resolve by mutual agreement, shall be settled by submission by either Party of the controversy, claim or dispute to binding arbitration in Miami-Dade County, Florida (unless the Parties agree in writing to a different location), before one arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the Parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all Parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

     16. Notices: All notices relating to this Agreement must be in writing and delivered either in person or by certified mail or registered mail, postage prepaid, return receipt requested, to the person(s) and address specified on the first page of this Agreement or such updated address as either party may subsequently designate by notice in writing. Notice shall be effective immediately upon receipt.

     17. Waiver of Breach: The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any of the parties hereto.

     18. Binding Effect: The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, administrators, successors, and permitted assigns.




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     19.  Gender:  Pronouns  in any  gender  shall be  construed  as  masculine, feminine, or neuter as the context requires in this Agreement.

     20. Counterparts and Fascimile. This Agreement may be executed by the parties via fascimile and in one or more counterparts, each of which when so executed shall be deemed an original hereof and all of which, individually and collectively, shall constitute one single contract between the parties.

     21. Severability. If any term, provision, or part of this Agreement is found by a court to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms, provisions, and parts of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. On such determination that any term, provision, or part of this Agreement is invalid, illegal, or incapable of being enforced, this Agreement shall be deemed to be modified so as to effect the Parties' original intent as closely as possible to the end of the transactions contemplated by this agreement and the terms and provisions of this Agreement are fulfilled to the greatest extent possible.

     22. Voluntary Agreement/Review. The Parties each acknowledge, represent and warrant that they have reviewed and understand this Agreement in its entirety and that they have entered into this Agreement freely and voluntarily. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against either Party.

     23. Further Assurances. The Parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

     24. Joint and Several Liability. Medical Makeover Corporation of America, Inc. ("Parent") and Aventura Makeover Corporation ("Aventura") shall be joint and severally liable with Employer pursuant to this Agreement as to all warranties, representations, agreements and/or covenants made by either employer, parent or Aventura and each unconditionally guarantees the performance pursuant to the Agreement of each and every such warranty, representation, agreement and covenant. In addition, all warranties, representations agreements and covenants shall survive the termination of this Agreement.

     25. Agreements. The parties acknowledge that in the event of any default pursuant to this Agreement by Employer or Employee, including failure to make payment when due, such default shall be deemed a default under all other agreements entered into at the time of execution of this Agreement, specifically including, but not limited to, the Share Exchange Agreement between Medical Makeover Corporation of America, Inc., Aventura Makeover Corporation, Inc., and Aventura Electrolysis and Skin Care Center, Inc. and the equipment lease agreement between Aventura Electrolysis and Skin Care Center, Inc., Medical Makeover Corporation of America, Inc., Aventura Makeover Corporation, and Judith Kornik or her designees.



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     IN WITNESS WHEREOF,  the parties have executed this Agreement as of the day and year first above written.



Aventura Electrolysis and Skin Care Center, Inc, a Florida corporation,


/s/ Judith Kornik
----------------------------------
Its: President



Medical Makeover Corporation of America, Inc., a Delaware corporation,


By:/s/ Randy Baker
----------------------------------
Its: President



Aventura Makeover Corporation,
a Florida corporation,


By:/s/ Randy Baker
----------------------------------
Its: President


/s/ Judith Kornik
----------------------------------
Judith Kornik







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